Exhibit 8.1
List of Significant Subsidiaries and Associated Companies as of September 30, 2006
I. Subsidiaries
Germany
A. Friedr. Flender AG, Bocholt
OSRAM GmbH, Munich
Siemens Business Services GmbH & Co. OHG, Munich
Siemens Financial Services GmbH, Munich
Siemens Home and Office Communication Devices GmbH & Co. KG, Munich
Siemens Real Estate GmbH & Co. OHG, Munich
Europe (excluding Germany)
Siemens S.A./N.V., Saint-Gilles (Bruxelles)
Siemens EOOD, Sofia
Siemens d.d., Zagreb
Siemens A/S, Ballerup (Copenhagen)
AS Siemens, Tallinn
Siemens Osakeyhtiö, Espoo (Helsinki)
Siemens S.A.S., Saint-Denis
OSRAM S.A.S., Molsheim
Siemens VDO Automotive S.A.S., Toulouse
Siemens A.E., Elektrotechnische Projekte und Erzeugnisse, Athens
Siemens plc, Bracknell, Berkshire
OSRAM Ltd., Langley, Berkshire
Siemens Ltd., Dublin
Siemens S.p.A., Milano
OSRAM S.p.A. Società Riunite OSRAM-Edison-Clerici, Milano
Siemens SIA, Riga
UAB Siemens, Vilnius
Siemens Nederland N.V., The Hague
Siemens AS, Oslo
Siemens Aktiengesellschaft Österreich, Vienna
Siemens Sp.z.o.o., Warsaw
Siemens S.A., Lisbon
Siemens S.R.L., Bucharest
Siemens AB, Upplands Vaesby
Siemens Schweiz AG, Zurich
Siemens d.o.o. Beograd, Belgrade
Siemens s.r.o., Bratislava
Siemens d.o.o., Ljubljana
Siemens S.A., Madrid
Siemens VDO Automotive S.A., Barcelona
Siemens s.r.o., Prague
Siemens Elektromotory s.r.o., Mohelnice
Siemens VDO Automotive s.r.o., Brandys
Siemens Sanayi ve Ticaret A.S., Istanbul
Siemens Zrt., Budapest

List of Significant Subsidiaries and Associated Companies as of September 30, 2006 (continued)
America
Siemens USA (Group)

including:	Siemens Communications, Inc., Boca Raton, FL
Siemens Home and Office Communication Devices LLC, Dallas, TX
Siemens Business Services, Inc., Norwalk, CT
Siemens Energy & Automation, Inc., Alpharetta, GA
Siemens Water Technologies Corp., Boston, MA
Siemens Building Technologies, Inc., Buffalo Grove, IL
Siemens Power Generation, Inc., Orlando, FL
Winergy Drive Systems Corp., Elgin, IL
Siemens Power Transmission & Distribution, Inc., Raleigh, NC
Siemens Transportation Systems, Inc., Sacramento, CA
Siemens VDO Automotive Corp., Auburn Hills, MI
Siemens Medical Solutions Health Services Corp., Malvern, PA
Siemens Medical Solutions USA, Inc., Malvern, PA
Siemens Molecular Imaging, Inc., Knoxville, TN
Diagnostic Products Corporation, Los Angeles, CA
OSRAM Sylvania, Inc., Danvers, MA
Siemens Canada Ltd., Mississauga, Ontario
Siemens VDO Automotive, Inc., Chatham, Ontario
Grupo Siemens S.A. de C.V., México D.F.
OSRAM de México S.A. de C.V., Tultitlán
Siemens S.A., San José
Siemens S.A., Antiguo Cuscatlán
Siemens Electrotécnica S.A., Ciudad de Guatemala
Siemens S.A., Buenos Aires
OSRAM Argentina S.A.C.I., Buenos Aires
Siemens Ltda., São Paulo
OSRAM do Brasil Lampadas Elétricas Ltda., Osasco
Siemens S.A., Santiago de Chile
Siemens S.A., Quito
Siemens S.A., Bogotá
Siemens S.A.C., Lima
Siemens S.A., Caracas
Asia / Pacific
Siemens Ltd., Bayswater
Siemens Bangladesh Ltd., Dhaka
Siemens Ltd., Beijing
OSRAM China Lighting Ltd., Foshan
Siemens Ltd., Hong Kong
Siemens Ltd., Mumbai
P.T. Siemens Indonesia, Jakarta
Siemens K.K., Tokyo
Siemens-Asahi Medical Technologies Ltd., Tokyo
OSRAM-MELCO Ltd., Yokohama
Siemens Ltd., Seoul
Siemens Malaysia Sdn. Bhd., Petaling Jaya
Siemens Pakistan Engineering Co. Ltd., Karachi
Siemens, Inc., Manila
Siemens Pte. Ltd., Singapore
OSRAM Pte. Ltd., Singapore
Siemens Ltd., Taipei
Siemens Telecommunication Systems Ltd., Taipei
Siemens Ltd., Bangkok

List of Significant Subsidiaries and Associated Companies as of September 30, 2006 (continued)
Other countries
Siemens Ltd., Cairo
Siemens Israel Ltd., Tel Aviv
Siemens TOO, Almaty
Siemens Ltd., Nairobi
Siemens Electrical & Electronic Services K.S.C., Kuwait
Siemens S.A., Casablanca
Siemens Ltd., Lagos
Siemens Pty. Ltd., Windhoek
OOO Siemens, Moscow
Siemens Ltd., Dschidda
Siemens Ltd., Johannesburg
Siemens Ltd., Dar Es Salaam
Siemens Tunisia S.A., Tunis
DP Siemens Ukraine, Kiev
Siemens LLC, Abu Dhabi

II. Associated Companies
BSH Bosch und Siemens Hausgeräte GmbH, Munich
AREVA NP S.A.S., Courbevoie
Fujitsu Siemens Computers (Holding) B.V., Amsterdam